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                                                                   Exhibit 10.29

                           SEVENTH AMENDMENT TO LEASE

                                                          DATED: August 24, 2006

LANDLORD: ELEVEN INKSTER, L.L.C.

TENANT:   TECHTEAM GLOBAL, INC., FORMERLY KNOWN AS
          NATIONAL TECHTEAM, INC., A DELAWARE CORPORATION

PREMISES: SPACE IN THE BUILDINGS AT CUMBERLAND TECH CENTER,
          11 MILE AND INKSTER ROADS, SOUTHFIELD, MICHIGAN

LEASE:    DATED SEPTEMBER 27, 1993, AS AMENDED BY
          FIRST AMENDMENT TO LEASE DATED DECEMBER 7, 1993, SECOND AMENDMENT TO LEASE DATED JANUARY 23, 1995, THIRD AMENDMENT TO LEASE DATED MARCH 29, 1996, FOURTH AMENDMENT TO LEASE DATED MARCH 13, 2000, FIFTH AMENDMENT TO LEASE DATED OCTOBER 13, 2000, AND SIXTH AMENDMENT TO LEASE DATED JUNE 24, 2003

     THE CIRCUMSTANCES OF THIS AMENDMENT ARE:

     A. Landlord and Tenant are parties to the above referenced Lease for the above described Premises which presently includes 69,840 square feet of Rentable Floor Area located in the Cumberland Tech Center (the "Center") at the southeast corner of Eleven Mile and Inkster Roads in the City of Southfield, Oakland County, Michigan. Landlord is the successor to Eleven Inkster Associates.

     B. Landlord and Tenant desire to further amend the Lease to (i) increase the Premises by the addition of certain space effective September 1, 2006, (ii) reduce the Basic Monthly Rent, (iii) extend the term of the Lease, and (iv) provide to Tenant a right of first offer to lease certain space in Building D, all pursuant to the terms of this Amendment.

THE PARTIES THEREFORE AGREE AS FOLLOWS:

     1. Effective on September 1, 2006, the Premises will be increased by the addition of 3,782 square feet of Rentable Floor Area located at the northwest corner of the Building as shown on the drawing attached as Exhibit A (the "Additional Space"). The Premises will then be 73,622 square feet of Rentable Floor Area which is 68.49% of the Rentable Floor Area of the Center.

     2. Tenant will have no obligation for payment of Basic Monthly Rent or Additional Rent for the Additional Space from September 1, 2006 to December 31, 2006. Commencing on January 1, 2007, Tenant will pay Basic Monthly Rent and Additional Rent for the Additional Space as provided in Paragraph 5 below.

     3. Tenant will accept the Additional Space "as is" in its present condition. Landlord will pay to Tenant an allowance for improvements in the amount of $60,000 not later than January 15,

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2007 and following the date on which Tenant commences payment of Basic Monthly
Rent and Additional Rent for the Additional Space.

     4. The term of the Lease is extended to expire on August 31, 2016.

     5. Effective on September 1, 2006, Basic Monthly Rent and Additional Rent, based on Tenant's Portion of the Real Estate Taxes and Operating Expense for the Center, will be payable as follows:

                                                       TENANT'S PORTION
                                          PREMISES      (PERCENTAGE OF       BASIC
                                          (RENTABLE        RENTABLE         MONTHLY
                DATES                   SQUARE FEET)      FLOOR AREA)        RENT
                -----                   ------------   ----------------   ----------
September 1, 2006 - December 31, 2006      73,622           64.97%        $71,877.00
January 1, 2007 - December 31, 2007        73,622           68.49%        $76,192.67
January 1, 2008 - December 31, 2008        73,622           68.49%        $77,419.70
January 1, 2009 - December 31, 2009        73,622           68.49%        $78,646.73
January 1, 2010 - December 31, 2010        73,622           68.49%        $79,873.77
January 1, 2011-  December 31, 2011        73,622           68.49%        $81,100.80
January 1, 2012 - December 31, 2012        73,622           68.49%        $82,327.83
January 1, 2013 - December 31, 2013        73,622           68.49%        $83,554.87
January 1, 2014 - December 31, 2014        73,622           68.49%        $84,781.90
January 1, 2015 - December 31, 2015        73,622           68.49%        $86,008.93
January 1, 2016 - August 31, 2016          73,622           68.49%        $87,235.97

     The foregoing has been determined as shown on the schedule attached as Exhibit B.

     6. During the period commencing September 1, 2006 and ending August 31, 2016, and provided that this Lease is in effect and Tenant is not in default, Tenant will have a right of first offer to lease the First Offer Space in the Center consisting of the approximately 14,000 square feet of Rentable Floor Area in Building D as shown on the drawing attached as Exhibit A and subject to the rights of the existing tenant in Building D, if any. In the event that Landlord proposes to lease the First Offer Space to others, Landlord will provide written notice to Tenant specifying the terms upon which Landlord proposes to lease the space, including the rental rate, term, availability date, and any allowance for improvements. Tenant may exercise its right to lease the First Offer Space by written notice to Landlord received by Landlord not later than 10 days following Landlord's notice to Tenant. If Tenant exercises its right by notice to Landlord, the First Offer Space will be included in the leased Premises effective on the availability date in accordance with all of the terms of the notice from Landlord. If Tenant does not exercise its right as provided herein, Landlord then may proceed to lease the space to others.

     7. While this Lease is in effect and Tenant is not in default, Tenant will have the option to extend the term of the Lease for an additional five (5) years (the "Extended Term") following the expiration of the current term of the Lease upon all of the terms and conditions of this Lease, except that Basic Monthly Rent for the initial twelve (12) months of the Extended Term will be adjusted to the "Fair Market Rental Rate" (as defined herein) and Basic Monthly Rent for each subsequent twelve (12) month period of the Extended Term shall be further adjusted pursuant to the "Fair Market Rent Escalator" (as defined herein), provided in no event shall Basic Monthly Rent during the Extended Term be less than the Basic Monthly Rent applicable during the last month of the


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initial term of the Lease. Tenant may exercise this option to extend by written notice to Landlord received by Landlord not later than one hundred eighty (180) days prior to the expiration of the current term of the Lease on August 31, 2016.

     As used herein, the term "Fair Market Rental Rate" shall mean the prevailing base rental rate per square foot of rentable area for "Comparable Lease Renewals" (as defined herein) and the term "Fair Market Rent Escalator" shall mean the prevailing base rent escalator for Comparable Lease Renewals. As used herein, the term "Comparable Lease Renewals" shall mean lease renewals of similar space in the Southfield, Michigan market, as determined by Landlord in good faith, taking into account (i) comparable leases (on the basis of factors such as, but not limited to, size and location of space, commencement date and term of lease), if any, recently executed for improved space in the Southfield, Michigan market or (ii) if no such leases for comparable space have been executed in the Southfield, Michigan market, then leases for comparable (on the basis of factors such as, but not limited to, size and location of space, commencement date and term of lease) improved space in similar Class and age buildings in the geographical area in which the Center is located which are comparable to the Center in reputation, quality, age, size, location, and level and quality of services provided and which have reached economic stabilization and are not offering, for any other reason, below-market rents (the foregoing factors not being exclusive in identifying comparable buildings).

     Within 30 days after receipt of notice that Tenant desires to exercise its option to extend the term of the Lease, Landlord shall notify Tenant of its determination of the Basic Monthly Rent for the initial twelve (12) months of the Extended Term as well as its determination of the Fair Market Rent Escalator to be applied to the Basic Monthly Rent for each subsequent twelve (12) month period during the Extended Term. If Tenant objects to Landlord's determination of the Fair Market Rental Rate or the Fair Market Rent Escalator, Tenant shall give Landlord notice of such objection within ten (10) business days following the date upon which Landlord gives Tenant notice of such determination, and Landlord and Tenant shall negotiate in good faith for a period of thirty (30) days thereafter to determine the Fair Market Rental Rate and/or Fair Market Rent Escalator, as applicable, for the Extension Term. In the event Landlord and Tenant are unable to agree upon the Fair Market Rental Rate and/or the Fair Market Rent Escalator, as applicable, for the Extension Term within said thirty
(30) day period, then the foregoing shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by the Landlord, one of whom shall be named by Tenant, and the two so appointed shall select a third. Each real estate broker so selected shall be licensed in the State of Michigan as a real estate broker specializing in the field of office leasing in the Southfield, Michigan market, having no fewer than ten (10) years' experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within ten (10) days after the expiration of the thirty (30) day period, or sooner if mutually agreed upon. The two (2) brokers selected by Landlord and Tenant shall promptly select a third broker within ten (10) days after they both have been appointed, and each broker, within fifteen (15) days after the third broker is selected, shall submit his or her determination of the Fair Market Rental Rate and/or the Fair Market Rent Escalator, as applicable. The Fair Market Rental Rate shall be the mean of the two closest rental rate determinations and the Fair Market Rent Escalator shall be the mean of the two closest rental rate escalator determinations. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.


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     8. As amended hereby, all other terms, conditions and provisions of the
Lease as previously amended shall remain in full force and effect.

ELEVEN INKSTER, L.L.C.                  TECHTEAM GLOBAL, INC.

By: Levine Interests Limited
    Partnership II, a Michigan
    limited partnership, Manager


By: /s/ DOUGLAS LEVINE                  By: /s/ L.W. GRANGER
    ---------------------------------       ------------------------------------
Its: GENERAL PARTNER                    Its: SVP SERVICE DELIVERY
     --------------------------------        -----------------------------------

              "LANDLORD"                                "TENANT"


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